Exhibit 99.1
RingCentral Announces Second Quarter 2025 Financial Results
Revenue at the high end of guidance with record cash flow and positive GAAP net and operating income
Vaibhav Agarwal promoted to Chief Financial Officer

Belmont, Calif. – August 5, 2025 – RingCentral, Inc. (NYSE: RNG), a global leader in AI-powered business communications, today announced financial results for the second quarter ended June 30, 2025.
Second Quarter Financial Highlights
•Subscriptions revenue increased 6% year-over-year to $599 million.
•Total revenue increased 5% year-over-year to $620 million.
•Annualized Exit Monthly Recurring Subscriptions (ARR) increased 7% year over year to $2.59 billion.
•GAAP operating margin of 6.0%, compared to (0.9)% in the prior year and 1.7% in the prior quarter.
•Non-GAAP operating margin of 22.6%, up 160 basis points year over year.
•GAAP net income margin of 2.1%, compared to (2.5)% in the prior year and (1.7)% in the prior quarter.
•Net cash provided by operating activities of $167 million, up 31.7% year over year.
•Free cash flow of $144 million, up 32.7% year over year.
•Paid $105 million of debt reducing net debt to $1.1 billion.
•Bought back $32 million of stock in Q2 and increased stock buy-back authorization to $500 million.
•Reduced stock-based compensation expense as a percentage of revenue by 450 basis points year over year.
“I want to congratulate Vaibhav Agarwal on his promotion to Chief Financial Officer of RingCentral. With his nine year tenure in prior roles as Deputy Chief Financial Officer, Chief Transformation Officer, and Chief Accounting Officer, Vaibhav has been a key contributor and has a deep understanding of our strategy, finances, and operations,” said Vlad Shmunis, Founder, Chairman and CEO of RingCentral. “We delivered a solid Q2, driven by our leadership in UCaaS, momentum in CCaaS, and the growing adoption of our AI-powered portfolio. Our AI strategy is showing strong results, with our new AI Receptionist (AIR) tripling its customer base to over 3,000 in the last quarter. Our multi-product approach is working, putting us on track to achieve $100 million in new product ARR by the end of 2025. We also extended our long-standing partnership with NiCE and we look forward to working with them, as we continue offering a best-in-class, integrated AI-powered cloud telephony and contact center suite that is the ideal choice for enterprises with complex and advanced use-cases.”
“I’m honored to step into the role of CFO at RingCentral. We have executed well across all key metrics —delivering profitable growth, expanding margins, achieving GAAP profitability, and generating record free cash flow. This provides us with a flexible capital allocation strategy, focused on investing in innovation, paying down debt, reducing share count, and returning capital to shareholders,” said Vaibhav Agarwal, Chief Financial Officer for RingCentral. “With a large market opportunity across UCaaS, CCaaS, and our expanding AI portfolio, I’m excited to work with the leadership team to drive the next chapter of success.”
Financial Results for the Second Quarter 2025
•Revenue: Total revenue was $620 million for the second quarter of 2025, up from $593 million in the second quarter of 2024, representing 5% year-over-year growth. Subscriptions revenue of $599 million increased 6% year-over-year and accounted for 97% of total revenue.
•Operating Income (Loss): GAAP operating income was $37 million, compared to a loss of ($5) million in the same period last year. Non-GAAP operating income was $140 million, or 22.6% of total revenue, compared to $124 million, or 20.9% of total revenue, in the same period last year.

•Adjusted EBITDA: Adjusted EBITDA was $162 million, or 26.0% of total revenue, compared to $146 million, or 24.6% of total revenue, in the same period last year.
•Net Income (Loss) Per Share: GAAP net income per diluted share improved to $0.14, compared to ($0.16) in the same period last year. Diluted non-GAAP net income per share was $1.06, compared to $0.91 per share in the same period last year. The second quarters of 2025 and 2024 reflected a non-GAAP tax rate of approximately 22.5%.
•Cash Flow: Net cash provided by operating activities for the second quarter of 2025 was $167 million, or 27.0% of total revenue, compared to $127 million, or 21.4% of total revenue, for the second quarter of 2024. Free cash flow for the second quarter of 2025 was $144 million, or 23.3% of total revenue, compared to $109 million, or 18.3% of total revenue, for the second quarter of 2024.
•Cash and Cash Equivalents: Total cash and cash equivalents at the end of the second quarter of 2025 was $168 million. Our cash balance reflects the repurchase of $32 million in shares during the second quarter of 2025 under the plans previously authorized by our Board. Our board recently increased our share repurchase authorization to $500 million.
Additional Highlights
•NiCE: RingCentral announced a renewed collaboration with NiCE (Nasdaq: NICE), through a multi-year extension of our long-term agreement to market and sell RingCentral Contact Center™, a proven, global solution for enterprise-grade customer engagement, powered by NiCE CXone Mpower. The extension builds upon the partnership NiCE and RingCentral have cultivated since 2015 and re-energizes the partnership in go-to-market, sales, onboarding, and post sales engagement. The extended partnership helps transform businesses through AI-powered customer experiences.
•RingCX: Now serving 1,200+ customers, RingCentral delivered key innovations in the second quarter, including AI Agent Assist (general availability) for AI powered agent assistance and insights. Customer Journey Analytics, providing complete call journey visibility across RingEX and RingCX; and AI Interaction Analytics (controlled availability), offering sentiment analysis and predictive CSAT scores. Customers are choosing RingCX for its ease of use, robust capabilities, and ability to drive tangible results.
•RingSense: This conversation intelligence tool improves business outcomes by using AI to analyze conversations, score calls, identify coaching opportunities, and deliver performance insights across both employee and customer experience. Now serving 3,600+ customers — up from 2,800+ last quarter, RingSense reflects solid sequential growth.
•AI Receptionist (AIR): AI Receptionist is an always on AI phone agent that never misses a call, routes calls to the right place, and answers questions by callers. New features added to AIR include appointment booking with Google Calendar and Microsoft Outlook, support for new languages, and expanded global country availability in the UK and Australia. AIR is seeing rapid adoption with 3,000 active customers at the end of Q2 2025, tripling the number of customers over the prior quarter.
•AIR Everywhere: Launched today, AIR Everywhere™ brings AI-powered call handling beyond RingEX to third-party telephony systems, both on-premises and cloud, making it accessible to everyone, and not limited to only RingCentral customers.
•Global Service Provider Updates: AT&T is expanding its decade-long relationship with RingCentral. In addition to AT&T Office@Hand powered by RingCentral, AT&T will now be adding two of our new AI-first products to their portfolio, RingCX and RingSense. This enables AT&T to start offering cloud contact center and conversational intelligence to their customers, thus elevating customer engagement and experiences through AI-enabled technologies. We now have six global service providers reselling RingCX, including AltaFiber, AT&T, BT, MCM, Vodafone and Zayo.

Management Update
The Company announced the promotion of Vaibhav Agarwal to Chief Financial Officer. With his nine year tenure in prior roles as Deputy Chief Financial Officer, Chief Transformation Officer, and Chief Accounting Officer, Vaibhav has been a key contributor scaling the company from $400 million to a $2.6 billion run-rate business. Abhey Lamba has stepped down as CFO and will continue as an executive advisor to the Company through December 31, 2025.
Financial Outlook
Full Year 2025 Guidance:
•Reiterating subscriptions revenue growth range of 5% to 7% year-over-year.
•Reiterating total revenue growth range of 4% to 6% year-over-year.
•Raising GAAP operating margin range of 4.8% to 5.5%.
•Reiterating non-GAAP operating margin of approximately 22.5%, up approximately 150 basis points year-over-year.
•Increasing non-GAAP EPS range to $4.20 to $4.32 from $4.13 to $4.27 based on 92.5 to 93.0 million fully diluted shares.
•Reducing share-based compensation range from $300 to $310 million to $285 to $295 million.
•Raising free cash flow guidance from $500 to $510 million to $515 to $520 million, growth of approximately 28% at the midpoint.
Third Quarter 2025 Guidance:
•Subscriptions revenue range of $611 to $619 million, representing year-over-year growth of 5% to 6%.
•Total revenue of $631 to $639 million, representing year-over-year growth of 4% to 5%.
•GAAP operating margin range of 4.9% to 6.1%.
•Non-GAAP operating margin of approximately 22.6%, up approximately 160 basis points year-over-year.
•Non-GAAP EPS of $1.06 to $1.08 based on 93.0 million fully diluted shares.
•Share-based compensation range of $72 to $78 million.
For a reconciliation of our forecasted non-GAAP operating margin and free cash flow, see “Reconciliation of Forecasted Operating Margin GAAP Measures to Non-GAAP Measures.” We have not reconciled our forecasted non-GAAP EPS to its respective forecasted GAAP measure because we do not provide guidance on it. We do not provide guidance on forecasted GAAP EPS because of the inherent uncertainty and complexity involved in forecasting the intercompany remeasurement gain (loss), gain (loss) associated with investments, gain (loss) on early debt conversions, and provision (benefit) from income taxes, which could be significant reconciling items between the non-GAAP and respective GAAP measures. The intercompany remeasurement gain (loss) is affected by the movement in various exchange rates relative to the U.S. Dollar, which is difficult to predict and subject to constant change. We do not provide guidance on gain (loss) associated with investments as it is based on future share prices, which are difficult to predict and subject to inherent uncertainties. We do not provide guidance on gain (loss) on debt early conversions as it is based on future conversion requests, future share prices, and interest rates, which are difficult to predict and are subject to inherent uncertainties. We do not provide guidance on forecasted GAAP tax rates as we do not forecast discrete tax items as they are difficult to predict. The provision (benefit) from income taxes, excluding discrete items, is expected to have an immaterial impact to our GAAP EPS. We utilized a projected long-term tax rate in our computation of the non-GAAP income tax provision. For fiscal 2025, we have determined the projected non-GAAP tax rate to be 22.5%. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measure is not available without unreasonable effort.
Conference Call Details:
•What: RingCentral financial results for the second quarter of 2025 and outlook for the third quarter and full year of 2025.
•When: Tuesday, August 5, 2025 at 2:00PM PT (5:00PM ET).

•Dial-in: 1-877-704-4453 from the United States; 1-201-389-0920 internationally
•Webcast: RingCentral Q2 2025 Earnings Webcast (live and replay).
•Replay: Following the completion of the call through 11:59 PM ET on August 12, 2025, a telephone replay will be available by dialing 1-844-512-2921 from the United States or 1-412-317-6671 internationally with recording access code 13755061.
Investor Presentation Details
An investor presentation providing additional information and analysis can be found at https://ir.ringcentral.com.
About RingCentral
RingCentral is a global leader in AI-powered business communications, contact center, conversational intelligence, video and hybrid event solutions. RingCentral empowers businesses with conversation intelligence and unlocks rich customer and employee interactions to provide insights and improved business outcomes. With decades of expertise in reliable and secure cloud communications, RingCentral has earned the trust of hundreds of thousands of customers and millions of users worldwide. Visit ringcentral.com to learn more.
© 2025 RingCentral, Inc. All rights reserved. RingCentral, RingCentral Contact Center and the RingCentral logo are trademarks of RingCentral, Inc.
Forward-Looking Statements
This press release contains “forward-looking statements,” including but not limited to, statements regarding our future financial results, our GAAP and non-GAAP guidance, the results of the pace of our innovation and our partner networks, our expectations regarding our profitability and our non-GAAP free cash flow, our expectations around the contribution of our new products, our estimates and expectations regarding third parties, and our ability to execute and lead in the UCaaS digital transformation market, our expectations around the demand for our products and the growth of the markets in which we compete. Forward-looking statements are subject to known and unknown risks and uncertainties, and are based on assumptions that may prove to be incorrect, which could cause actual results to differ materially from those expected or implied by the forward-looking statements. Among the important factors that could cause actual results to differ materially from those in any forward-looking statements are: our ability to attract new customers and grow at our expected rate of growth; our ability to add and retain larger and enterprise customers and enter new geographies and markets; our ability to continue to release, and gain customer acceptance of, new and improved versions of our services; our ability to compete successfully against existing and new competitors; our ability to enter into and maintain relationships with channel partners and strategic partners; our ability to realize the anticipated benefits of our strategic relationships; our ability to successfully and timely integrate, and realize the benefits of any significant acquisition we may make; our ability to manage our expenses and growth; and general market, political, economic, and business conditions, as well as those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in our most recent Form 10-K and Form 10-Q filed with the Securities and Exchange Commission, and in other filings we make with the Securities and Exchange Commission from time to time.
All forward-looking statements in this press release are based on information available to RingCentral as of the date hereof, and we undertake no obligation to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current financial quarter.

Non-GAAP Financial Measures
Our reported financial results and financial outlook include certain Non-GAAP financial measures, including Non-GAAP subscriptions gross margin, Non-GAAP other gross margin, Non-GAAP operating margin, Non-GAAP income (loss) from operations, Non-GAAP adjusted EBITDA, Non-GAAP net income (loss), Non-GAAP net income (loss) per diluted share, Non-GAAP free cash flow, Non-GAAP free cash flow margin, and constant currency revenue. Non-GAAP subscriptions gross margin is defined as Non-GAAP subscriptions gross profit divided by GAAP subscriptions revenue. Non-GAAP other gross margin is defined as Non-GAAP other gross profit divided by GAAP other revenue. Non-GAAP income (loss) from operations is defined as GAAP income (loss) from operations excluding share-based compensation which includes related employer payroll taxes, amortization of acquisition intangibles, third-party relocation costs tied to the conflict between Russia and Ukraine and other costs including acquisition-related transaction costs and retention payments, certain litigation-related costs, impairment charges related to the abandonment of leased facilities, change in fair-value of contingent consideration, net impact of amended agreements with partners, and restructuring costs. Non-GAAP operating margin is defined as Non-GAAP income (loss) from operations divided by total GAAP revenue. Non-GAAP adjusted EBITDA is defined as Non-GAAP income (loss) from operations excluding depreciation and amortization. Non-GAAP net income (loss) is defined as GAAP net income (loss) excluding share-based compensation which includes related employer payroll taxes, amortization of acquisition intangibles, third-party relocation costs tied to the conflict between Russia and Ukraine and other costs including acquisition-related transaction costs and retention payments, certain litigation-related costs, impairment charges related to the abandonment of leased facilities, change in fair-value of contingent consideration, net impact of amended agreements with partners, restructuring costs, non-cash interest expense associated with amortization of debt discount and issuance costs related to our long term debt, loss (gain) associated with investments, loss (gain) on early extinguishment of debt, intercompany remeasurement gains or losses, and the related income tax effect of these adjustments.
Non-GAAP free cash flow is defined as GAAP net cash provided by (used in) operating activities adjusted for capital expenditures including purchases of property and equipment and capitalized internal-use software. We believe information regarding Non-GAAP free cash flow provides useful information to investors in understanding and evaluating the strength of liquidity and available cash. Non-GAAP free cash flow margin is defined as Non-GAAP free cash flow divided by total GAAP revenues.
We have included Non-GAAP subscriptions gross margin, Non-GAAP other gross margin, Non-GAAP operating margin, Non-GAAP income (loss) from operations, Non-GAAP adjusted EBITDA, Non-GAAP net income (loss), Non-GAAP net income (loss) per diluted share, Non-GAAP free cash flow, Non-GAAP free cash flow margin, and constant currency revenue in this press release because they are key measures used by us to understand and evaluate our operating performance and trends, to prepare and approve our annual budget, and to develop short and long-term operational plans. In particular, the exclusion of certain expenses and cash flow items in calculating Non-GAAP subscriptions gross margin, Non-GAAP other gross margin, Non-GAAP operating margin, Non-GAAP income (loss) from operations, Non-GAAP adjusted EBITDA, Non-GAAP net income (loss), Non-GAAP net income (loss) per diluted share, Non-GAAP free cash flow, and Non-GAAP free cash flow margin provide useful measure for period-to-period comparisons of our business.
We have provided certain revenue-related information adjusted for constant currency to provide a framework for assessing how our underlying business performed excluding the effect of foreign currency rate fluctuations. To present this information, current period results in currencies other than United States dollars are converted into United States dollars at the average exchange rate prevailing for the period being compared to for growth rate calculations presented, rather than the actual exchange rates in effect during that period.
Although Non-GAAP subscriptions gross margin, Non-GAAP other gross margin, Non-GAAP operating margin, Non-GAAP income (loss) from operations, Non-GAAP adjusted EBITDA, Non-GAAP net income (loss), Non-GAAP net income (loss) per diluted share, Non-GAAP free cash flow, Non-GAAP free cash flow margin, and constant currency revenue are frequently used by investors in their evaluations of companies, these non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Because of these limitations, these non-GAAP financial measures should be considered alongside other financial performance measures.
Reconciliations of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included in this press release.

Other Measures
Our reported results also include our annualized exit monthly recurring subscriptions (ARR), including on a constant currency basis, as well as Net Monthly Subscriptions Dollar Retention Rate. To present ARR on a constant currency basis, ARR in currencies other than United States dollars are converted into United States dollars at the closing exchange rate prevailing for the period being compared to for growth rate calculations presented, rather than the closing exchange rates for the current period. We define our ARR as our monthly recurring subscriptions (MRR) multiplied by 12. Our MRR equals the monthly value of all customer recurring charges contracted at the end of a given month. We believe this metric is a leading indicator of our anticipated subscriptions revenue. We define our Net Monthly Subscription Dollar Retention Rate as (i) one plus (ii) the quotient of Dollar Net Change divided by Average Monthly Recurring Subscriptions. We calculate dollar net change as the quotient of (i) the difference of our monthly recurring subscriptions at the end of a period minus our monthly recurring subscriptions at the beginning of a period minus our monthly recurring subscriptions at the end of the period from new customers we added during the period, (ii) all divided by the number of months in the period. We define our average monthly recurring subscriptions as the average of the monthly recurring subscriptions at the beginning and end of the measurement period.
Investor Relations Contact:
Devang Shah
781-325-8410
ir@ringcentral.com

Media Contact:
Mariana Leventis, RingCentral
650-562-6545
Mariana.Leventis@ringcentral.com

TABLE 1
RINGCENTRAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	June 30, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$168,113	$242,811
Accounts receivable, net	391,151	386,252
Deferred and prepaid sales commission costs	176,099	182,615
Prepaid expenses and other current assets	64,890	59,444
Total current assets	800,253	871,122
Property and equipment, net	184,606	180,650
Operating lease right-of-use assets	37,128	46,463
Deferred and prepaid sales commission costs, non-current	293,543	325,198
Goodwill	85,482	82,986
Acquired intangibles, net	191,797	258,526
Other assets	12,650	14,928
Total assets	$1,605,459	$1,779,873
Liabilities, Temporary Equity, and Stockholders’ Deficit
Current liabilities
Accounts payable	$65,467	$21,866
Accrued liabilities	276,750	283,799
Current portion of long-term debt, net	627,880	181,252
Deferred revenue	262,993	261,882
Total current liabilities	1,233,090	748,799
Long-term debt, net	632,903	1,347,881
Operating lease liabilities	19,336	29,733
Other long-term liabilities	7,268	4,930
Total liabilities	1,892,597	2,131,343

Temporary equity
Series A convertible preferred stock	199,449	199,449

Stockholders’ deficit
Common stock	9	9
Additional paid-in capital	1,265,365	1,215,377
Accumulated other comprehensive income (loss)	2,598	(8,881)
Accumulated deficit	(1,754,559)	(1,757,424)
Total stockholders’ deficit	(486,587)	(550,919)
Total liabilities, temporary equity and stockholders’ deficit	$1,605,459	$1,779,873

TABLE 2
RINGCENTRAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenues
Subscriptions	$598,728	$567,058	$1,188,840	$1,124,545
Other	21,670	25,849	43,614	52,573
Total revenues	620,398	592,907	1,232,454	1,177,118
Cost of revenues
Subscriptions	150,788	148,107	303,883	291,757
Other	28,162	28,563	55,517	55,392
Total cost of revenues	178,950	176,670	359,400	347,149
Gross profit	441,448	416,237	873,054	829,969
Operating expenses
Research and development	77,539	79,750	159,522	160,278
Sales and marketing	263,585	269,487	538,483	542,217
General and administrative	63,361	72,359	127,746	143,732
Total operating expenses	404,485	421,596	825,751	846,227
Income (loss) from operations	36,963	(5,359)	47,303	(16,258)
Other income (expense), net
Interest expense	(16,466)	(16,021)	(32,581)	(32,275)
Other income (expense)	(4,820)	9,803	(3,418)	11,747
Other expense, net	(21,286)	(6,218)	(35,999)	(20,528)
Gain (loss) before income taxes	15,677	(11,577)	11,304	(36,786)
Provision for income taxes	2,484	3,176	8,439	6,461
Net income (loss)	$13,193	$(14,753)	$2,865	$(43,247)
Net income (loss) per common share
Basic	$0.15	$(0.16)	$0.03	$(0.47)
Diluted	$0.14	$(0.16)	$0.03	$(0.47)
Weighted-average number of shares used in computing net income (loss) per share
Basic	90,710	92,745	90,861	92,944
Diluted	92,056	92,745	92,488	92,944

TABLE 3
RINGCENTRAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Six Months Ended June 30,
	2025	2024
Cash flows from operating activities
Net income (loss)	$2,865	$(43,247)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	109,982	112,974
Share-based compensation	141,350	174,948
Amortization of deferred and prepaid sales commission costs	81,863	79,098
Amortization of debt discount and issuance costs	2,381	2,014
Loss on early extinguishment of debt	4,988	—
Reduction of operating lease right-of-use assets	12,706	10,153
Provision for bad debt	8,008	2,928
Other	(386)	(7,008)
Changes in assets and liabilities:
Accounts receivable	(12,907)	(8,485)
Deferred and prepaid sales commission costs	(52,172)	(72,683)
Prepaid expenses and other assets	(2,461)	6,708
Accounts payable	43,443	(13,861)
Accrued and other liabilities	(11,984)	(31,131)
Deferred revenue	1,111	19,815
Operating lease liabilities	(11,711)	(9,048)
Net cash provided by operating activities	317,076	223,175
Cash flows from investing activities
Purchases of property and equipment	(14,544)	(11,186)
Capitalized internal-use software	(27,971)	(26,515)
Cash paid for business combination, net of cash acquired	—	(26,291)
Net cash used in investing activities	(42,515)	(63,992)
Cash flows from financing activities
Proceeds from issuance of stock in connection with stock plans	9,064	10,000
Payments for taxes related to net share settlement of equity awards	(3,571)	(4,124)
Payments for repurchases of common stock	(81,787)	(162,006)
Payments for the settlement of convertible notes	(161,326)	—
Repayments of principal on term loan	(60,000)	(10,000)
Repurchases of principal on senior notes	(53,903)	—
Payments for fees on long-term debt	(1,631)	(2,152)
Repayments for financing obligations	(633)	(2,244)
Payments for contingent consideration	—	(10,345)
Net cash used in financing activities	(353,787)	(180,871)
Effect of exchange rate changes	4,528	(1,179)
Net decrease in cash, cash equivalents, and restricted cash	(74,698)	(22,867)
Cash, cash equivalents, and restricted cash
Beginning of period	242,811	222,195
End of period	$168,113	$199,328

TABLE 4
RINGCENTRAL, INC.
RECONCILIATION OF OPERATING INCOME (LOSS)
GAAP MEASURES TO NON-GAAP MEASURES
(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenues
Subscriptions	$598,728	$567,058	$1,188,840	$1,124,545
Other	21,670	25,849	43,614	52,573
Total revenues	620,398	592,907	1,232,454	1,177,118
Cost of revenues reconciliation
GAAP Subscriptions cost of revenues	$150,788	$148,107	$303,883	$291,757
Share-based compensation	(3,216)	(6,168)	(8,145)	(12,492)
Amortization of acquired intangibles	(31,223)	(33,769)	(62,447)	(67,852)
Third-party relocation and other costs	(86)	(10)	(94)	(49)
Restructuring costs	(9)	(24)	(968)	(259)
Non-GAAP Subscriptions cost of revenues	$116,254	$108,136	$232,229	$211,105

GAAP Other cost of revenues	28,162	28,563	55,517	55,392
Share-based compensation	(1,262)	(2,017)	(2,807)	(4,076)
Amortization of acquired intangibles	(84)	(22)	(168)	(44)
Restructuring costs	(140)	(22)	(716)	(348)
Non-GAAP Other cost of revenues	$26,676	$26,502	$51,826	$50,924
Gross profit and gross margin reconciliation
Non-GAAP Subscriptions	80.6%	80.9%	80.5%	81.2%
Non-GAAP Other	(23.1)%	(2.5)%	(18.8)%	3.1%
Non-GAAP Gross profit	77.0%	77.3%	77.0%	77.7%
Operating expenses reconciliation
GAAP Research and development	$77,539	$79,750	$159,522	$160,278
Share-based compensation	(14,418)	(19,618)	(32,689)	(39,611)
Third-party relocation and other costs	(183)	(477)	(516)	(1,545)
Restructuring costs	(1,202)	(323)	(2,896)	(1,773)
Non-GAAP Research and development	$61,736	$59,332	$123,421	$117,349
As a % of total revenues non-GAAP	10.0%	10.0%	10.0%	10.0%

GAAP Sales and marketing	$263,585	$269,487	$538,483	$542,217
Share-based compensation	(25,897)	(33,653)	(61,934)	(68,500)
Amortization of acquired intangibles	(2,055)	(931)	(4,110)	(1,743)
Third-party relocation and other costs	(251)	(38)	(817)	(332)
Restructuring costs	(925)	(449)	(3,913)	(2,611)
Non-GAAP Sales and marketing	$234,457	$234,416	$467,709	$469,031
As a % of total revenues non-GAAP	37.8%	39.5%	37.9%	39.8%

GAAP General and administrative	$63,361	$72,359	$127,746	$143,732
Share-based compensation	(20,154)	(27,489)	(39,688)	$(55,282)
Third-party relocation and other costs	(1,348)	(4,156)	(2,722)	(4,228)
Restructuring costs	(537)	(380)	(1,410)	(789)
Non-GAAP General and administrative	$41,322	$40,334	$83,926	$83,433
As a % of total revenues non-GAAP	6.7%	6.8%	6.8%	7.1%
Income (loss) from operations reconciliation
GAAP income (loss) from operations	$36,963	$(5,359)	$47,303	$(16,258)
Share-based compensation	64,947	88,945	145,263	179,961
Amortization of acquired intangibles	33,362	34,722	66,725	69,639
Third-party relocation and other costs	1,868	4,681	4,149	6,154
Restructuring costs	2,813	1,198	9,903	5,780
Non-GAAP Income from operations	$139,953	$124,187	$273,343	$245,276
Non-GAAP Operating margin	22.6%	20.9%	22.2%	20.8%
Adjusted EBITDA reconciliation
Depreciation and amortization	21,559	21,601	43,257	43,335
Non-GAAP Adjusted EBITDA	$161,512	$145,788	$316,600	$288,611
As a % of total revenues non-GAAP	26.0%	24.6%	25.7%	24.5%

TABLE 5
RINGCENTRAL, INC.
RECONCILIATION OF NET INCOME (LOSS)
GAAP MEASURES TO NON-GAAP MEASURES
(In thousands, except per share data) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net income (loss) reconciliation
GAAP net income (loss)	$13,193	$(14,753)	$2,865	$(43,247)
Share-based compensation	64,947	88,945	145,263	179,961
Amortization of acquired intangibles	33,362	34,722	66,725	69,639
Third-party relocation and other costs, net	2,372	(2,980)	4,653	(1,507)
Restructuring costs	2,813	1,198	9,903	5,780
Amortization of debt discount and issuance costs	1,250	1,011	2,381	2,014
Loss associated with investments	1,115	458	1,115	458
Loss (gain) on early extinguishment of debt	4,987	—	4,987	—
Intercompany remeasurement gain	(1,000)	(558)	(1,078)	(296)
Income tax expense effects	(25,759)	(21,848)	(46,743)	(42,873)
Non-GAAP net income	$97,280	$86,195	$190,071	$169,929
Reconciliation between GAAP and non-GAAP weighted average shares used in computing basic and diluted net income (loss) per common share:
Weighted average number of shares used in computing basic net income (loss) per share	90,710	92,745	90,861	92,944
Effect of dilutive securities	1,346	—	1,627	—
GAAP weighted average shares used in computing GAAP diluted net income (loss) per share	92,056	92,745	92,488	92,944
Effect of dilutive securities	—	2,165	—	2,486
Non-GAAP weighted average shares used in computing non-GAAP diluted net income per share	92,056	94,910	92,488	95,430

Diluted net income (loss) per share
GAAP net income (loss) per share	$0.14	$(0.16)	$0.03	$(0.47)
Non-GAAP net income per share	$1.06	$0.91	$2.06	$1.78

TABLE 6
RINGCENTRAL, INC.
RECONCILIATION OF CASH FLOWS FROM OPERATING ACTIVITIES
GAAP MEASURES TO NON-GAAP FREE CASH FLOW MEASURES
(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net cash provided by operating activities	$167,414	$127,081	$317,076	$223,175
Capitalized expenditures	(23,029)	(18,292)	(42,515)	(37,701)
Non-GAAP free cash flow	$144,385	$108,789	$274,561	$185,474
Non-GAAP free cash flow margin	23.3%	18.3%	22.3%	15.8%

TABLE 7
RINGCENTRAL, INC.
RECONCILIATION OF FORECASTED OPERATING MARGIN AND FREE CASH FLOW
GAAP MEASURES TO NON-GAAP MEASURES
(Unaudited, in millions)

	Q3 2025		FY 2025
	Low Range	High Range	Low Range	High Range
GAAP income from operations	31	39	120	141
GAAP operating margin	4.9%	6.1%	4.8%	5.5%
Share-based compensation	78	72	295	285
Amortization of acquired intangibles	33	33	133	133
Third-party relocation and other costs, net	—	—	4	4
Restructuring costs	—	—	10	10
Non-GAAP income from operations	142	144	562	573
Non-GAAP operating margin	22.6%	22.6%	22.5%	22.5%

	FY 2025
	Low Range	High Range
GAAP net cash provided by operating activities	$600	$605
Capitalized expenditures	(85)	(85)
Non-GAAP free cash flow	$515	$520